EXHIBIT 23.4



Saba Petroleum Company
Ste. 201, 3201 Skyway Drive
Santa Maria, CA 93455

Re: Consent of Sproule Associates Limited

Dear Sirs:

The undersigned hereby consents to be named as the source for certain oil and gas reserve information presented in the Form S-1 of Saba Petroleum Company (the "Registrant") as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1933, as amended.

                                            Sincerely,

                                            /s/ R. Keith MacLeod
                                                   R. Keith MacLeod, P. Eng.
                 Vice-President, Engineering, US & International